UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               September 24, 2013
                Date of Report (Date of Earliest Event Reported)


                              CASEY CONTAINER CORP
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                     333-140445               20-5619324
(State of Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)        File Number)          Identification No.)

7825 N Calle Caballeros, Paradise Valley, AZ                       85253
  (Address of Principal Executive Offices)                       (Zip Code)

                                  800-234-3919
              (Registrant's Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On September 18th the Company entered into a Stock Purchase Agreement with Aruba Brands Corp. As per the Agreement Aruba Brands will acquire restricted Common shares equal to19.9% of Casey Container's issued and outstanding Common shares after funding of $1.5 million. Aruba Brands will have ninety days to fulfill the funding requirements. Furthermore, the Company has agreed to change its name upon said funding. The new name will be more relevant to the Company's business. The Board of Directors approved the Stock Purchase Agreement. However, Terry Neild abstained from voting as he has an interest in both Aruba Brands Corp. and Casey Container Corp.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number                      Description
--------------                      -----------

   10.1             Stock Purchase Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CASEY CONTAINER, CORP.


Date: September 24, 2013           By: /s/ Martin R Nason
                                      ---------------------------------------
                                   Name:  Martin R Nason
                                   Title: President & CEO

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